Exhibit 10.2

KEWAUNEE SCIENTIFIC CORPORATION

FORM OF STOCK OPTION CERTIFICATE

2008 KEY EMPLOYEE STOCK OPTION PLAN

This is to certify that on this          day of             , 20    , KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Company”), pursuant to the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan (the “Plan”), and pursuant to resolution of its Board of Directors (collectively, the “Board”), hereby grants to                                      (“Optionee”), a key employee of the Company, an option to purchase                                          (            ) shares of the common stock, par value $2.50 per share, of the Company, upon the terms and conditions set forth below. This option is a non-qualified option and is not intended to be an incentive stock option as defined in the Internal Revenue Code.

1.	The purchase price, payable upon exercise of the option shall be $ per share, subject to adjustment as provided in paragraph 5 below.

2.	The exercise of the option shall be subject to the following conditions:

(a)	The option shall be exercisable in the following increments and during the following periods:

From	Through	# of Shares

If in any year the Optionee does not purchase the full number of shares which the Optionee is then entitled to purchase, the balance of those shares (or any portion of them) may be purchased at any subsequent time before the expiration of the option, subject to the provisions hereof.

(b)	The option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased. The purchase price for the shares acquired pursuant to the exercise of the option shall be paid, to the extent permitted by applicable law and as determined by the Board of Directors in its sole discretion, by any combination of the methods of payment set forth below. [The Board of Directors shall have the authority to grant options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant options that require the consent of the Company to utilize a particular method of payment.] The methods of payment permitted by this Paragraph 2(b) are:

(i)	by cash, check, bank draft or money order payable to the Company;

(ii)	pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)	by delivery to the Company (either by actual delivery or attestation) of shares of common stock of the Company;

(iv)	by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of common stock issued upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of common stock will no longer be outstanding subject to an option, which will not be exercisable thereafter, to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the optionee as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board of Directors.

For this purpose, the per share value of the Company’s common stock shall be its fair market value at the close of business on the date preceding the date of exercise. The Optionee shall pay the Company at the time of exercise an amount equal to any tax that the Company is required to withhold from the Optionee upon exercise (less any amount withheld from the Optionee’s regular compensation in connection with such exercise).

(c)

At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or the Optionee’s heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.

3.	Unless otherwise determined by the Board of Directors at the time of grant:

(a)	If the employment of an Optionee with the Company or any of its subsidiaries terminates for any reason except discharge for cause, an option which is not an incentive stock option may be exercised as follows:

(i)	if the Optionee’s employment is terminated otherwise than by death, disability or retirement, by the Optionee at any time within three months after such termination;

(ii)	if the Optionee’s employment is terminated by death, by the Optionee’s heirs, legatees or legal representatives at any time within one year after the date of death;

(iii)	if the Optionee’s employment is terminated because of disability (as defined in Section 22(e)(3) of the Code), by the Optionee at any time within one year after the date of such termination; or

(iv)	if the Optionee’s employment is terminated by retirement (as defined in the Company’s qualified retirement plan for salaried employees), by the Optionee within three years after the date of retirement.

For an incentive stock option, these same provisions shall apply except the exercise period following termination of employment because of death or retirement shall not exceed three months.

(b)	Notwithstanding the foregoing, an option shall not be exercisable after the expiration of its specified term and shall be exercisable only to the extent it was exercisable at the date of such termination of employment, except that if the Optionee’s employment is terminated by death or, if the option so provides, by retirement, at any time on or after the first anniversary of the option, the option may be exercised in full during its specified term during the period provided above.

(c)	If an Optionee is discharged for cause, the option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, “discharge for cause” means a discharge on account of dishonesty, disloyalty or gross misconduct.

4.	No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an Optionee’s lifetime only by the Optionee.

5.	The number of shares subject to the Plan and to the option evidenced by this certificate shall be adjusted as follows:

(a)	In the event that the Company’s outstanding common stock is changed by any stock dividend, stock split of combination of shares, the number of shares subject to the Plan and to the option evidenced by this certificate shall be proportionately adjusted;

(b)	In the event of any merger consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction;

(c)	In the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

6.	Any option granted under the Plan to an Optionee who is an employee of the Company or any of its subsidiaries on the date of a Change in Control shall be immediately exercisable in full on such date and thereafter during its specified term. The words “Change in Control” shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

(a)	The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation, reorganization or offer;

(b)	The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before or after such sale; or

(c)	During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company, was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

The provisions of this Paragraph 6 shall not apply to an option which contains performance standards as a condition upon exercise, except that in the event of a Change of Control the Board of Directors may waive the performance standards if it determines, in its sole discretion, that based on results of operations prior to the Change of Control, the standards would reasonably be expected to have been met within the relevant period or periods.

7.	The granting of this option shall not confer upon Optionee any right to be continued in the employment of the Company, or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

8.	Neither Optionee nor his heirs, legatees, or legal representative shall have any rights of stockholders with respect to the shares subject to the option until such shares are actually issued upon exercise of the option.

IN WITNESS WHEREOF, this instrument has been executed by a duly authorized officer of the Company and by Optionee as of the date above written.

KEWAUNEE SCIENTIFIC CORPORATION

By
(Officer)

ACCEPTED:

By
(Optionee)

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